BroadWebAsia, Inc.
Consolidated Financial Statements
Year ended December 31, 2007

BroadWebAsia, Inc.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
BroadWebAsia, Inc.

We have audited the accompanying consolidated balance sheet of BroadWebAsia, Inc. as of December 31, 2007, and the related consolidated statements of operations, shareholders’ deficit and comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BroadWebAsia, Inc. as of December 31, 2007, and the results of their operations and their cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, at December 31, 2007, the Company had cash and cash equivalents of $42,444, a working capital deficit of $7,194,581, and a shareholders' deficit of $5,717,245. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP HORWATH, P.C.

GHP Horwath, P.C.
Denver, Colorado
May 22, 2008

BroadWebAsia, Inc.

Consolidated Balance Sheet
(In U.S. dollars)

	Note	As of December 31,
		2007
Assets
Current assets:
Cash and cash equivalents		$42,444
Notes receivable	3	-
Other receivables, prepayments and deposits		85,507
Total current assets		127,951

Property and equipment, net	4	22,575
Intangible assets, net	5	22,733
Goodwill	2	140,073
Interest in an equity investee	6	588,424
Deferred expenses	7	1,093,377
Total assets		$1,995,133

Liabilities and shareholders' deficit
Current liabilities:
Short-term loans, net	8	$1,326,417
Amount due to stockholders	9	4,508,492
Amount due to related parties	10	35,653
Other payables and accrued expenses	11	1,451,970
Total current liabilities		7,322,532

Warrant liabilities	8	389,846
Total liabilities		7,712,378

Commitments and Contingencies	12

Shareholders' deficit:
Common shares: par value $0.001 per share;
100,000,000 shares authorized,;
81,131,688 shares issued and outstanding as of December 31, 2007	13	81,132
Additional paid-in capital		641,133
Accumulated deficit		(6,475,528)
Accumulated other comprehensive income		36,018
Total shareholders' deficit		(5,717,245)
Total liabilities and shareholders' deficit		$1,995,133

The accompanying notes are an integral part of these consolidated financial statements.

BroadWebAsia, Inc.

Consolidated Statement of Operation
(In U.S. dollars)

Year Ended December 31,
2007

Net revenues	$1,333
Cost of revenues	-
Gross profit	1,333
Expenses
Selling and marketing expenses	(29,491)
General and administrative expenses	(1,992,636)
Research and development expenses	(3,288,000)
Impairment on goodwill	(140,072)
Total operating expenses	(5,450,199)
Operating Loss	(5,448,866)

Loss from equity investee	(60,292)
Interest expense, net	(367,334)
Loss before income taxes and minority interests	(5,876,492)

Income taxes	-
Loss before minority interests	(5,876,492)

Minority interests	4,852
Net loss	$(5,871,640)

The accompanying notes are an integral part of these consolidated financial statements.

BroadWebAsia, Inc.

Consolidated Statement of Shareholders’
Deficit and Comprehensive Loss
(In U.S. dollars)

			Additional		Accumulated other	Total
	Common Shares		Paid-in	Retained	comprehensive	shareholders’
	Shares	Amount	Capital	earnings	income	deficit

Balance as of January 1, 2007	80,508,917	$80,509	$419,937	$(603,888)	$1,934	$(101,508)

Issuance of common shares in connection with exercise of stock option	-	-		-	-	-
Stock based compensation - restricted stock	622,771	623	17,492	-	-	18,115
Stock-based compensation - options	-	-	203,704	-	-	203,704
Foreign currency translation adjustment	-	-	-	-	34,084	34,084
Net loss	-	-	-	(5,871,640)	-	(5,871,640)
Comprehensive loss	-	-	-	-	-	(5,837,556)
Balance as of December 31, 2007	81,131,688	$81,132	$641,133	$(6,475,528)	$36,018	$(5,717,245)

The accompanying notes are an integral part of these consolidated financial statements

BroadWebAsia, Inc.

Consolidated Statements of Cash Flows
(In U.S. dollars)

Year Ended December 31,
2007
Cash flow from operating activities:
Net loss	$(5,871,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,867
Amortization	7,578
Impairment on goodwill	140,072
Share based compensation – restricted stock	18,115
Share based compensation - options	203,704
Loss from equity investee	60,292
Change in fair value of warrants	300,219
Minority interests	(4,852)
Bad debt	138,333
Changes in operating assets and liabilities:
Notes receivable	556,600
Other receivables, prepayments and deposits	(57,429)
Deferred expenses	(1,093,377)
Amount due to shareholders	14,211
Other payables and accrued expenses	1,415,820
Net cash used in operating activities	(4,166,487)

Cash flows from investing activities:
Payments to acquire property and equipment	(2,814)
Payments to acquire interest in equity investment.	(600,000)
Loan to potential target companies	(138,333)
Net cash used in investing activities	(741,147)

Cash flows from financing activities:
Increase in short-term loan	1,400,000
Amount due to stockholders	3,348,330
Amount due to related parties	50,000
Net cash provided by financing activities	4,798,330
Net decrease in cash and cash equivalents	(109,304)

Effect of exchange rate changes on cash and cash equivalents	(12,935)
Cash and cash equivalents, beginning of year	164,683
Cash and cash equivalents, end of year	$42,444

The accompanying notes are an integral part of these consolidated financial statements.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 1- ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITIES, GOING CONCERN AND MANAGEMENT’S PLANS

Organization and principal business activities

On February 12, 2008, World of Tea Inc. (“Holdings”) issued 83,000,000 shares to the former shareholders of BroadWebAsia, Inc., a British Virgin Islands company (“BroadWebAsia”), of which 1,868,312 shares represent unvested restricted shares, in exchange (the “Share Exchange”) for 11,495,000 ordinary shares of BroadWebAsia, which were all of the issued and outstanding shares of BroadWebAsia immediately prior to the Share Exchange. The effective share exchange ratio was 7.22053066550674. Such share exchange caused BroadWebAsia to become a wholly owned subsidiary of Holdings. Subsequently, Holdings changed its name to BroadWebAsia, Inc.

The Share Exchange is being accounted for as a reverse acquisition and recapitalization. BroadWebAsia is the acquiror for accounting purposes and Holdings is the acquired company. Accordingly, BroadWebAsia’s historical financial statements for periods prior to the acquisition become those of the registrant (Holdings) retroactively restated for, and giving effect to, the number of shares received in the Share Exchange. The accumulated deficit of BroadWebAsia is carried forward after the acquisition. Operations reported for periods prior to the Share Exchange are those of BroadWebAsia. Share amounts for the periods prior to the Share Exchange are restated to reflect the equivalent number of shares outstanding. Unless the context requires otherwise, references to the “Company” for periods prior to the closing of the Share Exchange refer to BroadWebAsia, and such references for periods subsequent to the closing of the Share Exchange refer to Holdings, together with its consolidated subsidiaries, including BroadWebAsia.

For all warrants and options issued by BroadWebAsia prior to the Share Exchange, the exercise price and number of share issuable upon exercise thereof were proportionately adjusted to reflect the exchange ratio in the Share Exchange.

Immediately prior to the Share Exchange, Holdings had 3,800,000 shares issued and outstanding.

Immediately following the Share Exchange, the Company transferred all of its pre-Share Exchange assets and liabilities to its wholly owned subsidiary, WOT Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, Holdings transferred all of the outstanding capital stock of SplitCo to the former officers and directors of WOT, in exchange for cancellation of an aggregate of 2,000,000 shares of the Company held by such persons (“Split-Off”). The other stockholders of Holdings prior to the Share Exchange continued to hold 1,800,000 shares of the Company after the Split-Off.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 1- ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITIES, GOING CONCERN AND MANAGEMENT’S PLANS (Cont’d)

	Date of Incorporation/ Registration	Place of Incorporation/ Registration	Owners	Percentage of Ownership		Relationship with the Company

BroadWebAsia, Inc. (“BWA-BVI”)	November 22, 2005	BVI	The Company	100%		Subsidiary

BBMao, Inc. (“BBMao”)	August 8, 2002	BVI	BWA-BVI LIK International, Ltd.	65 35	% %	Subsidiary via BWA-BVI interest

Accumo HK Limited (“Accumo HK”)	August 23, 2005	Hong Kong (“HK”)	BBMao, Inc. LIK International, Ltd.	65 35	% %	Subsidiary via BBMao interest

BBMao Network Technology Co., Ltd. (“ BBMao Beijing”)	January 27, 2006	People’s Republic of China (“PRC”)	Accumo HK LIK International, Ltd.	65 35	% %	Subsidiary via Accumo HK interest

BWA (Shanghai), Co., Ltd. (“BWA Shanghai”)	March 20, 2007	PRC	BWA-BVI	100%		Subsidiary via BWA-BVI interest

Shandong Yinguang Network Technology Co., Ltd. (“Shandong Yinguang”)	November 14, 2006	PRC	BWA-BVILin Yi Yinguang Fusi Network Digital Technology Co., Ltd	50 50	% %	Joint Venture via BWA-BVI interest

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 1- ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITIES, GOING CONCERN AND MANAGEMENT’S PLANS (Cont’d)

The Company is principally engaged in operating Chinese language websites engaged in the provision of social and community entertainment and search services. To comply with the PRC laws and regulations, the Company provides substantially all of its network and marketing services in the PRC via Shandong Yinguang and BBMao Beijing.

Going concern and management’s plans

The consolidated financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2007, the Company had cash and cash equivalents of $42,444, a working capital deficit of $7,194,581, and a shareholders’ deficit of $5,717,245. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Management’s plans with regard to these conditions include financing the Company’s existing and future operations through issuances of common stock and/or advances from the stockholders, as well as the exploration of profitable business opportunities. In April 2008, the Company secured additional financing of $1,455,202 from the Company’s majority stockholder, the proceeds from which were used to repay Short-term loans (Note 8). There can be no assurance that funds required during the next twelve months or thereafter will be generated from operations or that those funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on the Company's existing shareholders.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. The results of subsidiaries acquired or disposed of are included in the Consolidated Statement of Operations from the effective date of acquisition or up to the effective date of disposal.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and these differences may be material.

Development type agreements

The Company explores and investigates various business and acquisition opportunities in order to develop and grow its operations. As described in Note 3, the Company has advanced funds to various entities in connection with potential investment and acquisition opportunities. The Company enters into formal note agreements, which also allow the Company to acquire an equity interest in these entities. These entities generally use the funds advanced by the Company for development activities. The ultimate repayment of the notes receivable is dependent upon the results of these development activities having future economic benefit. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 68, Research and Development Agreements, the Company has charged the advances to research and development expenses. Additionally, since the payment of any interest income related to the notes receivable is dependent on the results of the development activities, the Company recognizes interest income on the notes receivable generally only when the cash is received. The Company recorded $3,288,000 in research and development expenses relating to these notes receivable during the year ended December 31, 2007. Included in the $3,288,000 is $300,000 that should have been recorded as a period cost in 2006. Management evaluated this matter in context of SEC Staff Accounting Bulletin (“SAB”) No. 99, Materiality, and determined that the error was not material to previously issued financial statements.

Revenue Recognition

The Company's revenues are derived principally from the provision of online social and community entertainment and search services via its websites, and the sale of online display advertising and key word search services. The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and the collectibility of the resulting receivable is reasonably assured. The Company assesses whether an amount due from a customer is fixed or determinable based on the terms of the agreement with the customer, including, but are not limited to, the payment terms associated with the transaction.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Share-based Compensation

The Company accounts for equity instruments issued to its employees in accordance with SFAS No. 123R, Share-based Payment. The Company measures the cost of employee services received in exchange for stock-based compensation at the grant date fair value of the award. The Company recognizes the compensation costs, net of a forfeiture rate, on a straight-line basis over the vesting term.

In March 2005, the Securities and Exchange Commission (“SEC”) issued SAB No. 107, Share-based Payment (“SAB 107”) relating to SFAS No. 123R. The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123R. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates.

The Company accounts for equity instruments issued to non-employee vendors in accordance with the provisions of SFAS No. 123R and Emerging Issues Task Force (“EITF”) Issue No. 96-18 Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Expense of the instruments issued to non-employee vendors is recognized at the fair value of the instruments at the measurement date, which is when the counterparty’s performance is completed. The expense is recognized in the same manner as if the Company paid cash to the vendors. When it is necessary to recognize the expense during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods the equity instruments are measured at their then-current fair values at each of those interim financial reporting dates.

Cash and Cash Equivalents

Cash and cash equivalent include all cash, deposits in bank and other highly liquid investments. The Company considers all investments purchased with initial maturities of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with financial institutions that management believes are of high credit quality. As of December 31, 2007, substantially all the cash and cash equivalents denominated in United States dollars were placed with banks in Shanghai. The remaining balance of cash and cash equivalents were denominated in Renminbi (“RMB”).

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, notes receivable, short-term loans, amount due to stockholders, amount due to related parties, and long-term warrant liabilities. The carrying value of receivable and payables, and short-term loans approximate their fair values due to the relatively short maturity of such instruments. It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments. The fair value of stockholders and related party balances cannot be determined due to the related party nature of the underlying transactions. Long-term warrant liabilities have been measured at estimated fair value in the financial statements.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Long-lived Assets

The Company evaluates its long-lived assets, including property and equipment and intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying values of these assets may not be recoverable in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). Factors considered important that could result in an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets and significant negative industry or economic trends. The Company recognizes impairment based on the difference between the fair value of the asset and its carrying value. Fair value is generally measured based on either quoted market price, if available, or a discounted cash flow analysis. At December 31, 2007, management determined that there was no impairment of long-lived assets.

Property and Equipment

The Company states property and equipment, which consists of office equipment, at cost less accumulated depreciation. Cost represents the purchase price of the assets and other costs incurred to bring the asset into its existing use. The Company computes depreciation using the straight-line method over the estimated useful lives of 5 years

Maintenance or repairs are changed to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Intangible Assets

Intangible assets consist of an internet domain name and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful life of 5.5 years.

Derivatives

The Company follows the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS No. 133”) along with related interpretation EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, (“EITF No. 00-19”). SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivative’s fair value recognized currently in earnings unless specific hedge accounting criteria are met. The Company values these derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked to market at the end of each reporting period with the gain or loss recognition recorded against earnings. The Company continues to revalue these instruments each quarter to reflect their current value in light of the current market price of its common shares. The Company utilizes the Black-Scholes option-pricing model to estimate fair value. Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instrument’s expected remaining life. These assumptions require significant management judgment. The Company classifies derivatives as either current or long-term in the balance sheet based on the classification of the underlying instrument, security or contract.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Goodwill

Goodwill represents the excess of the cost of acquisition (comprising purchase price and professional costs) over the fair value of the identifiable assets and liabilities acquired as a result of the Company’s acquisitions of interests in its subsidiaries.  Goodwill is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired.

Impairment of Intangibles and Goodwill

The Company assesses the carrying value of its goodwill on an annual basis and when factors are present that indicate impairment may have occurred. The Company amortizes its intangibles with definite life and assesses their carrying values when factors are present that indicate impairment may have occurred. The Company determines the amount of any impairment charge by using a future discounted cash flow methodology estimate.  The Company recorded $140,072 in goodwill impairment at December 31, 2007 primarily due to slower than anticipated growth and performance of our subsidiary, BBMao Network Technology Co., Ltd.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the temporary difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which it expects the differences to reverse. The Company establishes valuation allowances when necessary to reduce deferred tax assets to the amount it expects to realize.

The Company is subject to income tax audits in all of the jurisdictions in which it operates and, as a result, must also assess exposures of any potential issues arising from current or future audits of current and prior years’ tax returns or certain positions taken on tax returns. Accordingly, the Company must assess such potential exposure and, where necessary, provide a reserve to cover any expected loss.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Income Taxes (Cont’d)

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (“FIN No. 48”). This interpretation creates a two-step approach for evaluating uncertain tax positions. First, recognition occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Second, management determines the amount of benefit that is more-likely-than-not to be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. The Company adopted the provisions of FIN No. 48 on January 1, 2007, which did not have a significant impact on the financial statements as the cumulative effect on January 1, 2007 was nil.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN No. 48, the Company did not have any accrued interest or penalty associated with any unrecognized tax benefits, nor was any such interest expense recognized for the year ended December 31, 2007.

Comprehensive Income/(Loss)

The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income/(loss) consists of two components, net income/(loss) and other comprehensive income/(loss). Other comprehensive income/(loss) refers to gains and losses that under generally accepted accounting principles are recorded as an element of shareholders’ equity but are excluded from net income/(loss). The Company’s other comprehensive income/(loss) currently includes only foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency at the exchange rate prevailing at the date of transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into U.S. dollars. Assets and liabilities are translated at the exchange rate at the balance sheet date, revenues and expenses are translated at the average exchange rate and shareholders’ equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included in other comprehensive income, a component of shareholders’ equity. The exchange rate in effect at December 31, 2007 was RMB 1 to $0.1369. The average exchange rates for the year ended December 31, 2007 was RMB 1 to $0.1325. There were no significant fluctuations in exchange rates for the conversion of RMB to U.S. dollars after the balance sheet date.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Commitments and contingencies

Liabilities for loss contingencies, arising form claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Economic and Political Risk

The Company’s business operations are conducted in the PRC and are subject to special considerations and risks not typically associated with companies in North America and Western Europe. China’s political, economic and legal environments may influence the Company’s business, financial condition and results of operations, including adverse effects by changes in governmental policies in laws and regulations, anti-inflationary measures, and rates and methods of taxation.

Recent Accounting Pronouncements

In September 2006, FASB issued SFAS No. 157, Fair Value Instruments (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework of measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for the fiscal year beginning after November 15, 2007, and interim periods within that fiscal year. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which SFAS No. 157 is initially applied, except in some circumstances where the statement shall be applied retrospectively. The FASB has deferred the implementation of SFAS No. 157 by one year for certain non-financial assets and liabilities such as this will be effective for the fiscal year beginning January 1, 2009. The Company has not applied early adoption and is currently evaluating the effects of SFAS No. 157 on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB No. 11 (“SFAS No. 159”). SFAS No. 159 allows companies the choice to measure many financial instruments and certain other items at fair value. This gives a company the opportunity to mitigate volatility in reported arnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact this standard may have on the Company’s consolidated operating results and financial position upon adoption.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Recent Accounting Pronouncements (Cont’d)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS No. 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS No. 141R is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008, and will be adopted by the Company in the first quarter of fiscal 2009. The Company is currently evaluating the impact, if any, of the adoption of the provisions of SFAS No. 141R on its financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS No. 160”), which is an amendment of Accounting Research Bulletin ("ARB") No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  SFAS No. 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. Early adoption is not permitted. Management is currently evaluating the impact this standard may have on the Company’s consolidated operating results and financial position upon adoption.

In December 2007, the SEC issued SAB No. 110. SAB No. 110 expresses the views of the staff regarding the use of the simplified method, as discussed in SAB No. 107, in developing an estimate of the expected term of "plain vanilla" share options in accordance with SFAS No. 123R. SAB No. 110 allows public companies which do no have historically sufficient experience to provide a reasonable estimate to continue use of the simplified method for estimating the expected term of "plain vanilla" share option grants after December 31, 2007. The Company uses the simplified method to estimate the expected term for share option grants as it does not have enough historical experience to provide a reasonable estimate. Management expects to continue to use the simplified method until enough historical experience provides a reasonable basis for an estimate of the expected term in accordance with SAB No. 110. SAB No. 110 is effective for the Company on January 1, 2008.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 3- NOTES RECEIVABLE

At December 31, 2007, Notes Receivable consisted of the following:

As of December 31
2007
Note A- Interest accrued at 7.75% per annum	$1,150,000
Note B- Interest accrued at 7.50% per annum	220,000
Note C- Interest accrued at 7.25% per annum	350,000
Note D- Interest accrued at 7.75% per annum	120,000
Note E- Interest accrued at 7.75% per annum	436,000
Note F- Interest accrued at 7.50% per annum	55,000
Note G- Interest accrued at 7.50% per annum	477,000
Note H- Interest free	80,000
Note I- Interest accrued at 7.75% per annum	50,000
Note J- Interest free	150,000
Note K- Interest free	200,000
Total	$3,288,000
Charged to research and development expenses	(3,288,000)
Total	-

The Company has charged funds advanced under these notes to research and development expenses and generally does not recognize interest income until such amounts are received.

Note A - In November 2006, February 2007 and June 2007, the Company entered into three convertible note contracts with an unrelated third party (“Note A payor”) for $300,000, $500,000, and $350,000 respectively. The notes yield interest at 7.75% per annum accrued from the commencement date of the loan contracts until the outstanding principal is paid in full or the notes are converted. Under the contract agreement for the $500,000 note, the Company has the option to convert any and all outstanding principal and accrued interest into shares of the Note A payor’s preferred equity securities, which will be issued to the Company at a conversion price equal to price per share paid by other investors in the next round of preferred equity financing, which has not occurred. The loan of $500,000 was due on June 15, 2007 and is in default as of December 31, 2007. The notes of $300,000 and $350,000 are due immediately after the Note A payor receives $800,000 from one or more investors in connection with an equity financing. If the Note A payor fails to receive $800,000 from investors within twelve months after the date of the contract notes, the notes are to automatically convert to Note A payor’s common shares at a per share price based on pre-money valuation of the Note A payor.

In November 2007, the Company extended the maturity date for the note totaling $300,000 for one year. At December 31, 2007, the unpaid and unrecognized interest for Note A was $72,320. The Company has not selected any conversion options and no automatic conversion options are in effect.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 3- NOTES RECEIVABLE (Cont’d)

Note B – In September and October, 2007, the Company entered into two convertible note contracts with an unrelated third party (“Note B payor”) for $110,000 and $110,000, respectively. The notes yield interest at 7.50% per annum accrued from the commencement date of the contracted loans until the outstanding principal is paid in full or the notes are converted. The notes are due immediately after Note B payor receives $800,000 from one or more investors in connection with an equity financing. If the Note B payor fails to receive $800,000 from investors within twelve months after the date of the contract notes, the notes are to be automatically converted to Note B payor’s common shares at a per share price based on pre-money valuation of the Note B payor. In the event that the financing transactions (the “Financing Transaction”) contemplated under a term sheet entered into by the Note B payor and the Company on June 8, 2007 is closed, the outstanding principal shall be credited to the Company as a portion of the purchase price for Series A Preferred Shares of the Note B payor to be issued to the Company. The unpaid and unrecognized interest for the notes was $3,438 at December 31, 2007. The Financing Transaction has not yet been initiated.

Note C- In December 2007, the Company entered into two separate convertible note contracts with an unrelated third party (“Note C payor”) for $240,000 and $110,000. The notes yield interest at 7.25% per annum, accrued from the commencement date of the contracted loans until the outstanding principal is paid in full or the notes are converted. The notes are due immediately after the Note C payor receives $800,000 from one or more investors in connection with an equity financing. If the Note C payor fails to receive $800,000 from investors within twelve months after the date of the contract notes, the notes will be automatically converted to Note C payor’s common shares at a per share price based on the pre-money valuation of the Note C payor. In the event that a financing transaction (the “Financing Transaction”) contemplated under a term sheet entered into by the Note C payor and the Company on June 8, 2007 is closed, the outstanding principal shall be credited to the Company as a portion of the purchase price for Series A Preferred Shares of the Note C payor to be issued to the Company. The unpaid and unrecognized interest for the entire note was $811 at December 31, 2007. The Financing Transaction has not yet been initiated.

Note D – In January and April, 2007, the Company entered into two separate note agreements with an unrelated third party (“Note D payor”) for $100,000 and $20,000, respectively. The notes were intended to be used towards meeting operating requirements of the Note D payor, and each note was due 6 months from the date the contracted amount was received by the Note D payor. If within 6 months of each note’s due date, the Company entered into an Equity Acquisition Agreement with the Note D payor, the Company would have had the option of converting such note into the first installment of its investment. The notes yield interest at 7.75% per annum, accrued from the commencement date of the note agreements until the outstanding principal is paid in full or the notes are converted. Overdue repayments are subject to liquidated damages amounting to 0.03% of the overdue amount for every day of overdue repayment. If the $100,000 remained outstanding 180 days after the due date, the Company was to receive 7.5% of equity, and if the $20,000 remained outstanding 30 days after the due date, the Company was to receive 5% of equity, in the Note D payor.

The notes were due in July and October 2007. At December 31, 2007, the accrued and unpaid interest was $10,175. As of December 31, 2007, the Company has not entered into an Equity Acquisition Agreement and the notes are outstanding. Pursuant to the terms of the note agreements, because the $20,000 is 30 days past due, the Company is entitled to receive 5% of the equity in the Note D payor.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 3- NOTES RECEIVABLE (Cont’d)

Note E – In May, July, August, and September 2007, the Company entered into five convertible note receivable contracts with an unrelated third party (“Note E Payor”) for $225,000, $33,000, $30,000, $70,000, and $78,000, respectively. The notes yield interest at 7.75% per annum, accrued from the commencement date of each individual contract, and all notes were due on November 8, 2007. The notes were collateralized by a total of 27,567 shares of capital stock of the Note E payor and all outstanding principal and unpaid accrued interest are due and receivable immediately. The Company has the option to convert any outstanding principal and accrued interest under the notes, in whole or in part, into shares of the Note E payor’s preferred equity securities (“Preferred Stock”) sold by the Note E payor in its next round of preferred equity financing resulting in gross proceeds to the Note E payor of at least $800,000 (the “Preferred Financing”). If and when the Company chooses conversion of the notes and interest into Preferred Stock, the Company has the option of doing so (a) at a conversion price equal to the price per share paid and the same terms and conditions as other investors in Preferred Financing, or (b) at a conversion price equal to $4.50 per share, and on terms and conditions set forth in a certain Term Sheet.

At December 31, 2007, the unpaid and unrecognized interest amounted to $17,599. As of December 31, 2007, the Company has not converted any outstanding principal or accrued interest into equity. The entire loan amount of $436,000 is outstanding and due as of the balance sheet date.

Note F – In September 2007, the Company entered into a note receivable contract with an unrelated third party (“Note F payor”) for $55,000. The note yields interest at 7.50% per annum, accrued from the commencement date of the loan contract and was due on November 8, 2007. The loan was collateralized with 1,800 shares of Note F payor’s capital stock and all outstanding principal and unpaid accrued interest is due and receivable immediately. The Company has the option to convert any outstanding principal and accrued interest under the notes, in whole or in part, into shares of the Note F payor’s preferred equity securities (“Preferred Stock”) sold by the Note F payor in its next round of preferred equity financing resulting in gross proceeds to the Note F payor of at least $800,000 (the “Preferred Financing”). If and when the Company chooses conversion of the notes and interest into Preferred Stock, the Company has the option of doing so (a) at a conversion price equal to the price per share paid and the same terms and conditions as other investors in Preferred Financing, or (b) at a conversion price equal to $4.50 per share, and on terms and conditions set forth in a certain Term Sheet.

At December 31, 2007, the unpaid and unrecognized interest amounted to $1,031. As of December 31, 2007, the Company has not converted any outstanding principal or accrued interest into equity. The entire note amount of $55,000 is outstanding and due as of the balance sheet date.

Note G - From October to December 2007, the Company entered into six separate note agreements with an unrelated third party in the aggregate amount of $477,000. The notes yield interest at 7.50% per annum and were due on December 31, 2007. At December 31, 2007, the unpaid and unrecognized interest was $4,183.

Note H- In November, 2007, the Company entered into a note agreement with an unrelated third party in the amount of $80,000. The note yields interest at 7.25% per annum and was due on December 18, 2007. At December 31, 2007, the unpaid and unrecognized interest was $145.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 3- NOTES RECEIVABLE (Cont’d)

Note I - In June, 2007, the Company entered into a note agreement with an unrelated third party (“Note I payor”) in the amount of $50,000. The note was intended to be used towards meeting operating requirements of the Note I payor, and was due 6 months from the date the contracted amount was received by the Note I payor. The note yields interest at 7.75% per annum, and is collateralized with 20% of the Note I payor’s capital stock. The note agreement was entered into by the Company and the Note I payor with the understanding that the Company intends to make an investment in the Note I payor. If the Company enters into an Equity Acquisition Agreement with the Note I payor, the Company has the option of converting the note into the first installment of its investment payment. If no Equity Acquisition Agreement exists as of the note’s due date, the Company is entitled to collection of the principal and any accrued and unpaid interest within 15 days thereafter. If the note remains 180 days past due, the Company has the option to convert the note into 20% of the Note 1 payor's total issued and outstanding capital stock.

At December 31, 2007, the unpaid and unrecognized interest amounted to $2,017. As of December 31, 2007, the Company has not entered into an Equity Acquisition Agreement with the Note I payor. The note principal and interest was due on January 6, 2008.

Note J – In December 2007, the Company entered into a note agreement with an unrelated third party (“Note J payor”) for $150,000. The note was due on March 31, 2008 and is non-interest bearing.. The note is collateralized with all issued and outstanding shares of capital stock of the Note J payor. At any time, the Company has the option to convert any and all outstanding principal under the note into shares of the Note J payor’s preferred equity securities, which will be issued to the Company at a conversion price equal to the price per share paid by other investors in the next round of preferred equity financing. As of December 31, 2007, the Company has not converted any outstanding principal or accrued interest into shares of the Note J payor’s preferred equity securities.

Note K - In October 2007, the Company entered into a note receivable with an unrelated third party for $200,000. The note is non-interest bearing and was due in October 2007.

NOTE 4- PROPERTY AND EQUIPMENT, NET

At December 31, 2007, property and equipment consisted of the following:

As of December 31,
2007
Office equipment	$31,239
Less: Accumulated depreciation	(8,664)
Net	$22,575

During the year ended December 31, 2007, depreciation expense amounted to $5,867. Depreciation expenses were included in administrative expenses in the Consolidated Statement of Operations.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 5- INTANGIBLE ASSETS, NET

At December 31, 2007, intangible assets consisted of the following:

As of December 31,
2007
Internet domain name	$36,822
Less: Accumulated amortization	(14,089)
Net:	$22,733

During the year ended December 31, 2007, amortization expense was $7,578. Estimated future amortization expense is as follows:

Year ending December 31
2008	$7,578
2009	$7,578
2010	$7,577
Total	$22,733

NOTE 6- INTEREST IN EQUITY INVESTEE

On November 14, 2006, the Company entered into a Joint Venture Agreement with Lin Yi Yinguang Fusi Network Digital Technology Co., Ltd. (“Lin Yi Yinguang”), a domestic enterprise established in the PRC. In accordance with the Joint Venture Agreement, BroadWebAsia and Lin Yi Yinguang jointly invested $1.2 million to establish a Sino-foreign equity joint venture (the “JV”), Shandong Yinguang Network Technology Co., Ltd. (“Shandong Yinguang”), or $0.6 million each. Lin Yi Yinguang’s contribution to the JV consisted of a website and related equipment valued at $0.6 million owned by Lin Yi Yinguang and the Company’s contribution consisted of $0.6 million in cash. Shandong Yinguang is principally engaged in developing network software and cartoons, providing on-line advertisement services, building websites and providing information about e-business and talent information services.

The Joint Venture Agreement (“the JV Agreement”) provides that the JV’s Board of Directors is to consist of three directors, two of whom, including the Chairman, are to be appointed by Lin Yi Yinguang, and the third director is to be appointed by the Company. The JV Agreement further provides that profits and losses of the Joint Venture are to be allocated to the Joint Venture parties based upon their equity interest. The Company has accounted for its interest in the JV as an equity method investment under Accounting Principles Board Opinion No. 21 (“APB 21”), The Equity Method of Accounting for Investments in Common Stock.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 6- INTEREST IN EQUITY INVESTEE (Cont’d)

At December 31, 2007, the Company's investment in Shandong Yinguang Network Technology Co., Ltd. (“Shandong Yinguang”) is $588,424. The Company's proportionate loss was $60,292 for the year ended December 31, 2007. Financial information of Shandong Yinguang as of and for the year ended December 31, 2007 is as follows:

As of December 31,
2007
Current assets	$548,241
Non-current assets	$696,002
Current liabilities	$(67,396)
Non-current liabilities	-
Revenues	$296,299
Gross margin	$215,964
Net loss	$(120,584)

NOTE 7-DEFERRED EXPENSE

As part of the Company’s strategy of growth through acquisitions, the Company has entered into various agreements with companies that may be acquired in the near future (Note 3). At December 31, 2007, deferred expenses consist of legal and professional expenses incurred in connection with these potential acquisitions.

NOTE 8- SHORT TERM LOANS, NET

The Company had the following short-term loans as of December 31, 2007:

Creditor	Date	Principal	Unamortized discount	Net
(i)Lakewood Group, LLC	September 12, 2007	$750,000	-	$750,000
(ii)J.M. Mallick Revocable Trust	September 19, 2007	50,000	(14,344)	35,656
(iii)Europlay Capital	December 5, 2007	600,000	(59,239)	540,761
Total		$1,400,000	$(73,583)	$1,326,417

Interest expense for the year ended December 31, 2007 was $ 52,350.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 8- SHORT TERM LOANS, NET (Cont’d)

(i) On September 12, 2007, the Company entered into an agreement with Lakewood Group, LLC (“Lakewood”), for a senior secured note (the “Lakewood Note”), in the principal amount of $750,000, the proceeds of which were for working capital and general corporate purposes.   The interest on the aggregate outstanding principal amount of the Lakewood Note accrues at a rate of 18% per annum, payable every two months in arrears, beginning on November 12, 2007 and the note had a maturity date of the earlier of March 4, 2008 and the occurrence of any financing (whether debt or equity) or series of financings with aggregate gross proceeds to the Company in excess of $750,000. However, in an event of default the principal and unpaid interest, the Lakewood Note was to bear interest of 25% or the maximum rate authorized by applicable law.  In connection with advance of funds under the Lakewood Note, the Company delivered to Lakewood, among other things, (i) a personal guaranty from the Company’s controlling shareholder, Brad Greenspan, (ii) a share pledge agreement, pledging 10,575,000 shares of BroadWebAsia, or 92% of its outstanding shares, (iii) a securities account pledge agreement, pledging to Lakewood 763,336 shares of New Motion, Inc., a company whose shares are quoted on the NASDAQ Global Market, (iv) an account control agreement by and among First Montauk Securities Corp., Mr. Greenspan and Lakewood with respect to funds on deposit in such account, (v) a security agreement, dated September 12, 2007, between the Company and Lakewood unconditionally and irrevocably pledging all BroadWebAsia's assets as collateral for the Lakewood Note, and (vi) a five-year warrant for the purchase of such number of the Company’s shares that are equal to $750,000 divided by an amount equal to 75% of the per share price received in the next financing or series of related financings in which the Company sells shares of its common stock or securities convertible into common stock for an aggregate sale price of not less than $1,000,000 (the "Triggering Financing").  At December 31, 2007, principal and interest accrued under the Lakewood note was $766,500. Lakewood notified the Company on March 10, 2008 that the Company was in default under the agreement.

On April 2, 2008, the principal, interest, and associated fees were paid in full by Mr. Brad Greenspan in an amount of $810,985. The Company has agreed to enter into a convertible promissory note agreement with Mr. Greenspan for this amount; however, final terms for this agreement have not yet been reached.

(ii) On September 19, 2007, the Company entered into an agreement with the J. M. Mallick Revocable Trust, or Mallick, for a secured note, (the Mallick Note), in the principal amount of $50,000. Interest on the aggregate outstanding principal amount of the Mallick Note accrues at a rate of 18% per annum, payable every two months in arrears beginning on November 1, 2007, and the note has a maturity date of September 1, 2008.  In connection with the advance of funds under the Mallick Note, the Company delivered to Mallick, among other things, a five-year warrant for the purchase of such number of the Company’s shares that are equal to $50,000 divided by an amount equal to 75% of the per share price received in the Triggering Financing. At December 31, 2007, principal and interest due under the Mallick Note was $50,975.

(iii) On December 5, 2007, the Company entered into an agreement with EuroPlay Capital Advisors, LLC (“Europlay”), for the sale and purchase of a junior secured note (the “Europlay Note”), in the principal amount of $600,000, the proceeds of which were for working capital and general corporate purposes.   The interest on the aggregate outstanding principal mount of the Europlay Note accrues at a rate of 18% per annum, payable every two months in arrears, beginning on January 31, 2008, and the note has a maturity date of the earlier of (x) March 14, 2008 and (y) the date the Lakewood Note is paid in full.  However, in an event of default the principal and unpaid interest on the Europlay Note was to bear interest of 25% or the maximum rate authorized by applicable law.  In connection with the advance of funds under the Europlay Note, the Company delivered to Europlay, among other things, (i) a personal guaranty from the Company’s controlling shareholder, Brad Greenspan, (ii) a share pledge agreement, pledging 10,575,000 shares of BroadWebAsia, or 92% of its outstanding shares, (iii) a securities account pledge agreement, pledging to Europlay 763,336 shares of New Motion, Inc., (iv) an account control agreement by and among First Montauk Securities Corp., Mr. Greenspan and Europlay with respect to funds on deposit in such account, (v) a security agreement, dated December 5, 2007, between the Company and Europlay unconditionally and irrevocably pledging all of BroadWebAsia’s assets as collateral for the Europlay Note, (vi) a five-year warrant for the purchase of such number of the Company’s shares that are equal to $300,000 divided by an amount equal to 100% of the per share price received in the Triggering Financing and (vii) an Intercreditor Agreement between Lakewood and Europlay in which the Europlay Note is subordinated in all respects to the Lakewood Note. At December 31, 2007, principal and interest accrued under the Europlay Note was $609,000. Europlay notified the Company by letter received by the Company on March 12, 2008 of a possible default under the Europlay Note. The entire principal amount and accrued interest and fees totaling $634,216 was fully paid on April 10, 2008 by Mr. Brad Greenspan, the Company’s controlling shareholder. The Company has agreed to enter into a convertible promissory note agreement with Mr. Greenspan for this amount; however, final terms for this agreement have not yet been reached.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 8- SHORT TERM LOANS, NET (Cont’d)

The holders of the Lakewood Note, Greenspan Note and Malick Note received warrants (“the Discount Warrants”) exercisable to purchase the Company’s common shares up to an aggregate amount of $850,000. The exercise price of the Discount Warrants is 75% of the per share price received in the Triggering Financing.

The holder of the Europlay Note received a warrant (the “Europlay Warrant” and, together with the Discount Warrants, the “Note-Paired Warrants”) exercisable to purchase the Company’s common shares up to an aggregate amount of $300,000. The exercise price of the Europlay Warrant is 100% of the per share price received in the Triggering Financing.

The Note-Paired Warrants have a five year term. The expected exercise prices of the Europlay Warrant and the Discount Warrants, as of December 31, 2007, were between $0.88 and $1.00 and between $0.66 and $0.75, respectively, based on an anticipated per share price of between $0.88 and $1.00 in the Triggering Financing. However, there can be no assurance that a Triggering Financing will be consummated within the expected price range or at all.

Due to the variable price provisions, the warrants, in accordance with EITF 00-19, meet the definition of a derivative. Accordingly, the Company recorded warrant liabilities at their fair value of $428,202 with a corresponding entry to debt discount. The fair value of the derivative liability for the Note-Paired Warrants was measured initially on the respective dates of issuance using the Black-Scholes option pricing model. The debt discount is being amortized on a straight-line basis over the respective lives of each corresponding note. As of December 31, 2007 the unamortized balance of the warrant discount was substantially amortized to interest expense.

On December 31, 2007, the fair value of warrant liabilities was re-measured using the Black-Scholes option pricing model. The fair value of Note-Paired Warrants at December 31, 2007 was $389,846 in the aggregate. Consequently, the Company recognized interest expense, net of discount, on the warrant liability of approximately $300,219 for the year ended December 31, 2007.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 9- AMOUNT DUE TO STOCKHOLDERS

Amount due to stockholders was $4,508,492 as of December 31, 2007 and consists primarily of amounts under certain notes due to the Company’s controlling shareholder.

From time to time Brad Greenspan has advanced to the Company various amounts of funds for working capital. At December 31, 2007, amounts owed to Mr. Greenspan were approximately $4,493,214, plus accrued interest. On December 7, 2007, the Company issued to Mr. Greenspan a convertible note (the “Convertible Note”) in the principal amount of $1,150,000 and a “grid” promissory note (the “Grid Note”) in the initial principal amount of $3,000,000. The principal amount of the Grid Note has been increased from time to time to reflect additional advances of funds by Mr. Greenspan to the Company. As of December 31, 2007, the outstanding principal amount of the Grid Note was $3,343,214. The Grid Note and Convertible Note each bear interest at the federal short-term rate in effect during the periods in which any amount owed pursuant to the terms of such note remains outstanding, or for any entire calendar year that such note remains outstanding. The notes’ interest rate will be revised every six-months beginning on January 1, 2008 and again revised every six-months thereafter in accordance with the applicable federal short-term rate published by Internal Revenue Service. Principal and accrued interest on each of the Grid Note and Convertible Note is payable within sixty (60) days following Mr. Greenspan’s written demand for payment, but the Company has the right at any time to prepay, in whole or in part, the principal and accrued interest without penalty upon fifteen (15) days prior written notice to Mr. Greenspan. The Convertible Note is convertible into shares of the Company’s common stock, at the per share price received in the first private equity financing. Because the conversion is contingent upon an equity financing and because the conversion price cannot be determined until such equity financing occurs, there is not a beneficial conversion feature associated with the Convertible Note at December 31, 2007.

Subsequent to December 31, 2007, Mr. Greenspan continued to advance the Company various amounts of funds for the Company’s working capital. On May 19, 2008, the principal amount owed Mr. Greenspan in connection with the Grid Note had increased to approximately $4,600,000.

In April 2008, Mr. Greenspan advanced the Company an additional approximately $1,500,000 for a deposit on a potential acquisition. The Company has agreed to enter into a convertible promissory note agreement with Mr. Greenspan for this amount; however, final terms for this agreement have not yet been reached.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 10- AMOUNT DUE TO RELATED PARTIES

On September 14, 2007, the Company entered into an agreement with Ron Greenspan, the father of Brad Greenspan, for a secured note (the “Greenspan Note”) in the principal amount of $50,000. Interest on the aggregate outstanding principal amount of the Greenspan Note accrues at a rate of 18% per annum, payable every two months in arrears, beginning on November 14, 2007, and the Greenspan Note has a maturity date of September 13, 2008. However, in an event of default, the principal and unpaid interest on the Greenspan Note will bear interest of 25% or the maximum rate authorized by applicable law. In connection with the advance of funds under the Greenspan Note, the Company delivered to Ron Greenspan, among other things, a five-year warrant, dated September 19, 2007, for the purchase of such number of the Company’s shares that are equal to $50,000 divided by an amount equal to 75% of the per share price received in the Triggering Financing. The warrant issued in connection with the Greenspan Note is accounted for as a discount which is being amortized and recognized as interest expense over the term of the note. At December 31, 2007, principal and unamortized discount due under the Greenspan Note was $50,000 and $14,347, respectively.

NOTE 11- OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses as of December 31, 2007 were as follows:

As of December 31,
2007

Rental payable	$21,615
Professional fees payable	1,226,665
Accrued payroll	60,421
Bank overdrafts	116,794
Accrued expense	26,475
Total	$1,451,970

NOTE 12- COMMITMENTS AND CONTINGENCIES

Capital Commitments

On December 5, 2006, the Company signed a conditional Equity Acquisition Agreement for the purchase of an internet domain name for $400,000. This transaction is subject to closing conditions which are not final.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 12- COMMITMENTS AND CONTINGENCIES (Cont’d)

Operating Leases

As of December 31, 2007, the Company had two non-cancelable operating leases for its offices. The leases will expire between 2008 and 2009. At December 31, 2007, minimum future payments under these agreements are as follows:

Year ending December 31
2008	$68,410
2009	36,252
Total	$104,662

Rental expense was $68,410 for the year ended December 31, 2007.

Contingencies

The Company is subject to claims and assessments from time to time in the ordinary course of business. The Company’s management does not believe that any of these matters, individually or in the aggregate, will have a materially adverse effect on the Company’s business, financial condition or result of operations, and thus no amounts were accrued for these exposures at December 31, 2007.

NOTE 13- SHAREHOLDERS’ EQUITY AND SHARE-BASED COMPENSATION

Restricted shares

In January 2007, the Company granted 2,491,083 shares of restricted stock to James E. Yacabucci Jr., the Company’s director and Chief Operating Officer. The Company has the right to repurchase such shares at a price of approximately $0.0001704 per share. Such shares will fully vest 45 months from their issuance, and the Company’s right to repurchase the shares shall expire with respect to one-sixteenth of such shares on each February 1, May 1, August 1 and November 1 commencing with February 1, 2007 and concluding with November 1, 2010.

The fair value of the restricted shares was determined using the fair value of the Company’s common shares on the date of grant, net of expected forfeitures, and compensation cost was recognized on a straight-line basis over the vesting term. The fair value of the award on the grant date was $62,100. Stock-based compensation expense was $18,115 for the year ended December 31, 2007. As of December 31, 2007, the Company had unrecognized stock-based compensation of $43,985 associated with these restricted shares granted to Mr. Yacabucci.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 13- SHAREHOLDERS’ EQUITY AND COMPENSATION (Cont’d)

Executive Stock Options

In November 2007, the Company granted stock options to purchase an aggregate of 4,996,600 shares of its common stock (“executive stock options”) to two executives of the Company at an exercise price of $0.60 per share, with a contractual life of ten years. The executive stock options vest, with respect to 110,387 shares, upon grant, and with respect to 217,461 and 518,752 shares ratably over three and four years, respectively. The executive stock options vest, with respect to 1,037,500 shares, on October 1, 2008, and, with respect to the remaining 3,112,500 shares, in equal monthly installments over the following three year period.

The executive stock options are accounted in accordance with FAS No. 123 (R) (Share-based payment). The fair value of the executive stock options, less expected forfeitures, is recognized as compensation cost over the awards’ respective vesting periods on a straight-line basis. The amount of compensation cost for each executive stock option is measured based on the fair value, as determined by the Black-Scholes option pricing model, on the date that award was granted and adjusted for the estimated number of awards that are expected to vest.

On the date of grant, the weighted-average fair value of the executive stock options was $0.34 per share. The weighted assumptions used to determine the fair value of the executive stock options are: expected volatility of 62%, expected dividend yield of 0%, risk-free interest rate of 3.95% and an expected life of 5.99 years.

	Number of Shares	Weighted Average Exercise Price
Balance at January 1, 2007	-	-
Granted	4,996,600	$0.60
Exercised	-	-
Forfeited or expired	-	-
Balance at December 31, 2007	4,996,600	$0.60
Exercisable at December 31, 2007	110,387	$0.60

The weighted-average remaining contractual term for the executive stock options as of December 31, 2007 was 9.87 years and the aggregate intrinsic value was nil.

The aggregated intrinsic value of stock options outstanding and exercisable at December 31, 2007 was calculated based on management's valuation of the Company’s common shares on December 31, 2007 of $0.57 per share. The Company has recorded $96,193 in compensation expense for executive options during the year ended December 31, 2007.

As of December 31, 2007, there was $1,617,135 of total unrecognized compensation cost net of estimated forfeitures, related to unvested executive stock options to be recognized over a weighted average period of 3.72 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 13- SHAREHOLDERS’ EQUITY AND COMPENSATION (Cont’d)

Consultant Stock Options

In November 2007, the Company granted 2,267,692 options (“consultant stock options”) to outside consultants at an exercise price of $0.60 per share, with a contractual life of ten years. 265,600 options (“management consultant options”) were granted to one consultant and fully vested upon grant in exchange for consulting services received. The remaining 2,002,092 options (“technical consultant options”) were granted to 33 individual consultants in who provide technical services to the Company. The technical consultant options vest ratably over a 4-year period.

The Company accounted the consultant stock options and management consultant options in accordance with FAS No. 123(R), Share-Based Payment and EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

The fair value of the consultant stock options and management consultant options is recognized as general and administrative expense upon grant. The expense amount for stock each option is measured based on the fair value, as determined by the Black-Scholes option pricing model, on the date that the share-based award was granted.

On the date of grant, the fair value of the management consultant options is $0.34 per share. The assumptions used to determine the fair value of management consultant options are: expected volatility of 61%, expected dividend yield of 0%, risk-free interest rate of 3.77% and an expected life of 5 years.

The Company recognizes general and administrative expense for the technical consultant options on a straight-line basis over the 4-year service period. The aggregate cost for technical consultant options is measured based on the service-rendered portion of the fair value on each reporting date until the final full-vesting date. Change in fair value between reporting dates is recorded as expense for the period.

The fair value of the technical consultant options, on the grant date, using the Black-Scholes option pricing model was $0.34 per share. The assumptions used in determining the fair value of the technical consultant options were as follows: volatility 62%, expected dividend yield of 0%, risk-free interest rate of 3.87% and an expected life of 6.06 years.

The fair value of the technical consultant options, as of December 31, 2007 using the Black-Scholes option pricing model was $0.33 per share. The assumptions used in determining the fair value of the technical consultant options were as follows: volatility 62%, expected dividend yield of 0%, risk-free interest rate of 3.57% and an expected life of 5.92 years.

The Company recorded compensation expense of $105,813 for the year ended December 31, 2007 in respect of the technical consultant options granted in 2007.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 13- SHAREHOLDERS’ EQUITY AND COMPENSATION (Cont’d)

Consultant Stock Options (Cont’d)

A summary of consultant stock options activity as of December 31, 2007, and changes during the year then ended is presented below:

	Number of Shares	Weighted Average Grant Price
Balance at January 1, 2007	-	-
Granted	2,267,692	$0.60
Exercised	-	-
Forfeited or expired	-	-
Balance at December 31, 2007	2,267,692	$0.60
Exercisable at December 31, 2007	265,600	$0.60

The weighted-average remaining contractual term for the consultant stock options as of December 31, 2007 was 9.87 years and the aggregate intrinsic value was nil.

NOTE 14- INCOME TAXES

The Company is subject to taxes in the United States at 34% or 35%, depending upon taxable income levels.  Certain of the Company’s subsidiaries are subject to taxes in Hong Kong and certain subsidiaries are subject to taxes in the People’s Republic of China (“PRC”).

Hong Kong

The Company’s subsidiary established in Hong Kong (“HK”), namely Accumo HK is subject to HK Profit tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from trade, profession or business. The normal applicable profit tax rate is 17.5% for corporations and 16% for unincorporated businesses.

PRC

The Company’s subsidiaries incorporated in the PRC are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant PRC income tax laws. Historically, the applicable EIT rates of these entities have been 30% plus a local income tax of 3%. However, effective on January 1, 2008, the applicable EIT rates will be reduced to 25% as discussed below. Management is in the process of analyzing the impact of this new law, which comes into effect in 2008.

On January 1, 2008, the newly introduced Corporate Income Tax Laws, which unify the statutory income tax rate of enterprises in China to 25%, became effective.  It also introduces a new concept of “management or control” in determining tax residency. The Company is in the process of assessing the determination of the HK entities’ tax resident status. Even though the Company is the process of assessing this determination, there is no impact to the December 31, 2007 financial statements due to the lack of activity and temporary differences relating to Accumo HK. For purposes of the financial statements presented herein, the Company has measured deferred tax assets and liabilities at the newly PRC enacted tax rate of 25% to which it will be subject.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 14- INCOME TAXES (Cont’d)

Under the current PRC tax law, dividend payments to foreign investors made by foreign-invested enterprises are exempt from PRC withholding tax. However, pursuant to the new corporate income tax law to be effective on January 1, 2008, dividends payable by a foreign-invested enterprises to its foreign investors will be subject to a 10% withholding tax, to the extent that such foreign investors are considered “non-resident enterprises” but have PRC-sourced income, except if any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding rate. Additionally, the Company has no distributable earnings, therefore there are no implications under APB Opinion No. 23 ("APB 23"), Accounting for Income Taxes - Special Areas for the year ended December 31, 2007.

The Company has made a full valuation allowance against its net deferred tax assets of $53,698 as of December 31, 2007 arising from operating loss carryforwards in the PRC which expire after 5 years as management has been unable to determine that it is more likely than not that the benefit will be realized through future earnings.

NOTE 15- MAINLAND CHINA CONTRIBUTION PLAN AND PROFIT APPROPRIATION

China Contribution Plan

The Company’s subsidiaries established in the PRC participate in a government-mandated multi-employer defined contribution plan. Pursuant to the plan, certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company’s subsidiaries and VIEs to pay to the local labor bureau a monthly contribution at a stated contribution rate based on monthly basic compensation of qualified employees. The relevant labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution. During the year ended December 31, 2007, the Company contributed a total of approximately $15,074 to the plan.

Profit Appropriation

Pursuant to laws applicable to entities incorporated in the PRC, appropriations of after-tax profit are required to be made to non-distributable reserve funds. These reserve funds including the following: (i) a general reserve, (ii) an enterprise expansion fund and (iii) a staff bonus and welfare fund. The fund appropriations are at the Company’s discretion and are based on after-tax profit as determined under accounting principles generally accepted in the PRC, at each year-end. These reserve funds can only be used for the specific purpose of enterprise expansion and staff bonus and welfare and are not distributable as cash dividends.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 15- MAINLAND CHINA CONTRIBUTION PLAN AND PROFIT APPROPRIATION (Cont’d)

In addition, companies are required to make appropriations from after-tax profit to (i) a statutory general reserve fund, (ii) a statutory public welfare reserve and (iii) discretionary surplus reserve. Appropriations to the statutory general reserve fund are to be at least 10% of after-tax profit until accumulated amounts reach 50% of the companies registered capital. The statutory general reserve can only be used, upon approval of the relevant authority, to offset accumulated losses or increase capital. Appropriations to the statutory public welfare reserve and the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory public welfare reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations were made by the Company and its subsidiaries to the general statutory reserves for the year ended December 31, 2007 because all affected entities had accumulated deficits.

NOTE 16 CERTAIN CONCENTRATIONS AND RISKS

Major Customers - As of and for the year ended December 31, 2007, one customer accounted for 100% of the Company’s revenues.

Concentration of Credit - The Company derives its accounts receivable from revenues earned from customers located in the PRC. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The Company bases its allowance for doubtful accounts on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable and charges off accounts receivable balances against the allowance for doubtful accounts when it determines that the amounts will not be recovered.

NOTE 17- SUBSEQUENT EVENTS

Major League Baseball

On or about March 26, 2008 the Company reached an agreement with Major League Baseball Advanced Media (MLBAM) whereby the Company is to create, own and operate a website in the simplified Chinese language which is to focus on Major League Baseball. The agreement is effective until December 31, 2008. MLBAM is to provide all content necessary for the website. The Company is to share revenues with MLBAM from advertising sales on the website after certain revenue thresholds are achieved.

Deposits for Potential Acquisition

 Subsequent to period end, the Company advanced certain funds as deposits towards the closing payment associated with a contemplated acquisition. Total amounts advanced for these purposes were approximately $600,000.

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 17- SUBSEQUENT EVENTS (Cont’d)

Mallick Share Purchase

On April 2, 2008 the Company entered into a share purchase agreement, whereby the Company sold 28,409 shares of the Company’s common stock at $0.88 per share ($25,000) to Mallick. As of May 19, 2008, these shares have not been issued. In conjunction with this agreement, Mallick was issued warrants to purchase 14,205 shares of the Company’s common stock with an exercise price of $1.40. If not earlier exercised, these warrants expire on April 2, 2010.

Convertible Notes

On April 4, 2008 the Company entered into a convertible promissory note agreement in the amount of $60,000 with an unrelated party. The note is convertible into the Company’s common shares at $2.00 per share, or simultaneous with the closing of a financing of at least $8 million dollars occuring anytime on or before January 4, 2009, at the price paid by investors in such financing. Unless earlier converted into common stock, the principal plus accrued interest of 25% per annum is due and payable on April 4, 2009. In conjunction with this agreement, warrants were issued which provide rights to purchase $3,000 worth of the Company’s common stock at an exercise price of $2.25. Upon conversion of this note into common shares, the number of warrants issued will be increased by 100%. If not earlier exercised, these warrants expire on April 4, 2010.

On April 9, 2008 the Company entered into a convertible promissory note agreement in the amount of $100,000 with an unrelated third party. The note is convertible into the Company’s common shares at $1.35 per share, or simultaneous with the closing of a financing of at least $8 million dollars occuring at anytime on or before January 9, 2008, at the price paid by investors in such financing. Unless earlier converted into common stock, the principal plus accrued interest of 30% per annum is due and payable on April 9, 2009. In conjunction with this agreement, warrants were issued which provide rights to purchase $20,000 worth of the Company’s common stock at an exercise price of $1.85. Upon conversion of this note into common shares, the number of warrants issued will be increased by 100%. If not earlier exercised, these warrants expire on April 10, 2011.

On April 9, 2008 the Company entered into a convertible promissory note agreement in the amount of $25,000 with a related company. The note is convertible into the Company’s common shares at $2.00 per share, or simultaneous with the closing of a financing of at least $8 million dollars occuring at anytime on or before January 9, 2009, at the price paid by investors in the financing. Unless earlier converted into common stock, the principal plus accrued interest of 25% per annum is due and payable on April 9, 2009. In conjunction with this agreement, warrants were issued which provide rights to purchase

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 17- SUBSEQUENT EVENTS (Cont’d)

Convertible Notes (Cont’d)

$1,250 worth of the Company’s common shares at an exercise price of $2.25. Upon conversion of this note into common shares, the number of warrants issued will be increased by 100%. If not earlier exercised, these warrants expire on April 10, 2010.

Additional Shareholder’s Loans

Subsequent to December 31, 2007, the Company’s controlling shareholder continued to advance the Company various amounts of funds for working capital purposes. On May 19, 2008, the principal amount under the Grid Note had increased to approximately $4,600,000.

In April, 2008, the Company’s controlling shareholder advanced the Company an additional approximately $1,500,000 for a deposit on a potential acquisition. The Company has agreed to enter into a convertible promissory note agreement with Mr. Greenspan for this amount; however, final terms for this agreement have not yet been reached.

MeeVee License and Stock Issuance

On May 15, 2008 a letter of intent to purchase was signed by and between the Company, LiveVideo (“LV”) and MeeVee, Inc., a wholly owned subsidiary of LV (“Meevee”), whereby the Company will obtain an exclusive and perpetual license to certain intellectual property assets held by Meevee for the purpose of allowing the Company to create and operate a Meevee business that is to be established in the Asia territory (the “BWA-Meevee Asia Business”) in consideration for $1,087,147 payable to Meevee in shares of the Company’s common stock valued at $2.4133 per share (which is the average trading price for the 30 days preceding the letter of intent). LV is a wholly owned subsidiary of LiveUniverse, an entity controlled by Mr. Greenspan, who is also the Company’s controlling shareholder and a director. Meevee owns and operates a TV and video listing interactive website. Additionally, LV has agreed to acquire a 25% interest in the BWA-Meevee Asia Business from the Company in return for a cash payment of $250,000 payable at Closing. The letter of intent provides that the parties will promptly negotiate, in good faith, the terms of the requisite documentation needed to effect the transaction. Such documentation has not yet been finalized.

Financing Transactions

The Company's controlling stockholder, who was the guarantor of the Lakewood Note and the Europlay Note, agreed to permit Lakewood and Europlay to utilize cash collateral and proceeds from sales of pledged securities to satisfy obligations under the Lakewood Note and the Europlay Note in return for the Company's agreement to execute a promissory note in his favor. Principal, accrued interest and associated fees on these notes in the amounts of $810,985 and $634,218 were paid off on April 2, 2008 and April 10, 2008, respectively. (See Note 8)

BroadWebAsia, Inc.

Notes to the Consolidated Financial Statements
Year Ended December 31, 2007

NOTE 17- SUBSEQUENT EVENTS (Cont’d)

Bridge Financing

Following the Share Exchange and the Split-Off, on February 12, 2008, the Company sold an aggregate of $300,000 principal amount of promissory notes ("Bridge Notes") to several purchasers in a private placement transaction pursuant to a Note Purchase Agreement, dated as of February 15, 2008, among the Company and the Lenders named therein. The Bridge Notes are due on the earlier of August 13, 2008 and the next transaction (or series of related transactions) in which the Company or its successor sell shares of the Company’s capital stock or securities convertible into shares of the Company’s capital stock for aggregate gross proceeds of not less than $4,000,000 (including any amounts received upon conversion or cancellation of indebtedness). Interest on the Bridge Notes accrues at a rate of 10% per annum for the first month they are outstanding and at a rate of 18% per annum thereafter. The Company may prepay the Bridge Notes at any time, in whole or in part, without penalty or premium.

 Events of default under each Bridge Note include, but are not limited to, the following:

•	the Company’s default in the payment of interest and/or principal on such Bridge Note;

•	the Company's failure to materially perform any other obligation under such Bridge Note and such failure continues uncured for a period of ten (10) business days after notice thereof;

•	certain insolvency or bankruptcy related events with respect to the Company;

•	the Company’s sale or other transfer of all or substantially all of its assets; or

•	the Company’s material default under any indebtedness that gives the holder thereof the right to accelerate such indebtedness.

Upon the occurrence of an event of default, the entire indebtedness with accrued interest thereon due under each Bridge Notes shall, at the option of its holder, is immediately due and payable without notice.

If the Company defaults in the payment of interest and/or principal on any Bridge Note, the holder thereof may at his option elect to convert all or a portion of the outstanding principal and unpaid accrued interest thereon into shares of the Company’s common stock at a conversion price equal to 50% of the closing sale price of the Company’s common stock on the date immediately prior to such conversion.